Exhibit 99.1
FOR IMMEDIATE RELEASE
DOLAN MEDIA UNIT SIGNS PROCESSING SERVICES AGREEMENT, ACQUIRES
PROCESSING SERVICE BUSINESS OF MINNESOTA LAW FIRM
MINNEAPOLIS, MN — (February 25, 2008) — Dolan Media Company (NYSE: DM) said today that its majority owned subsidiary, American Processing Company, LLC, entered into an exclusive 15-year agreement to provide mortgage default processing services to the law firm of Wilford & Geske, P.A., a leading financial services law firm in Minnesota.
The agreement has two automatic ten-year renewal options. American Processing Company (APC) also agreed to acquire from Wilford & Geske certain operating assets used in its default processing operations.
APC plans to customize its proprietary case management software and systems to service efficiently and productively the foreclosure operations for Wilford & Geske, benefiting the law firm’s clients while freeing the firm’s attorneys to concentrate on legal work.
Dolan Media Company Chairman, President and Chief Executive Officer James P. Dolan said the acquisition fits well with APC’s established mortgage default processing businesses in Michigan and Indiana. “We are very impressed with the leadership of Wilford & Geske and we believe that this will be an excellent strategic and cultural fit with APC,” he said. “We are pleased to further strengthen our presence in the Midwest region and we look forward to working with Larry Wilford and Jim Geske to help them provide their law firm’s clients with even better service.”
Lawrence Wilford said the law firm of Wilford & Geske was looking forward to working with APC. “The APC team brings tremendous industry knowledge and technology solutions to help our law firm process and close mortgage default files more efficiently,” he said. “APC’s size and strength will provide economies of scale to our operations that would be difficult to replicate,” he added.
Minnesota ranks 11th among the 50 states in percentages of mortgage loans in foreclosure, according to September 2007 data from the Mortgage Bankers Association.
Wilford & Geske is based in Woodbury, MN, and serves clients across Minnesota.
Dolan Media Company is a leading provider of business information and professional services to the legal, financial and real estate sectors. Its Professional Services Division provides specialized services to the legal profession through APC and also through its Counsel Press, LLC unit. Counsel Press is the nation’s largest provider of appellate services to the legal community. The Company’s Business Information Division produces business journals, court and commercial media and other publications, operates web sites and conducts a broad range of events for targeted professional audiences in each of the 21 geographic markets that it serves across the United States.
Dolan Media is simultaneously filing with the Securities Exchange Commission a current report on Form 8-K describing this transaction in more detail. The Form 8-K is available on the SEC’s website at www.sec.gov.
Safe Harbor Statement
This press release contains forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. The words “expect,” “believes,” “anticipates,” “estimates,” “continue,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause our actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. Please see “Risk Factors” contained in our final prospectus relating to our initial public offering filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, and available at the SEC’s website at www.sec.gov, for a description of the risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as require by federal securities law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.
Investor Contact:
Haug Scharnowski
Director Investor Relations, Dolan Media Company
haug.scharnowski@dolanmedia.com
612-317-9420